Exhibit 99.2

PORTFOLIO SUMMARY

PROPERTIES OWNED	% LEASED AS OF 12/31/2006	PERCENT OWNED	ACQUISITION DATE	ACQUISITION PRICE*	DISPOSITION DATE	DISPOSITION PRICE	ALLOCATED NET SALE PROCEEDS
Alstom Power	SOLD	9%	12/10/96	$8,137,994	3/15/05	$12,000,000	$1,023,528
Avaya	100%	9%	6/24/98	$5,512,472	N/A	N/A	N/A
Cort	SOLD	24%	7/31/98	$6,566,430	9/11/03	$5,770,000	$1,315,906
47320 Kato Road	100%	9%	7/21/98	$8,983,110	N/A	N/A	N/A
Gartner	SOLD	26%	9/20/99	$8,347,618	4/13/05	$12,520,404	$3,241,531
360 Interlocken Boulevard	100%	9%	3/20/98	$8,567,344	N/A	N/A	N/A
Iomega	SOLD**	9%	4/1/98	$5,934,250	1/31/07	$4,867,000	$412,242
Johnson Matthey	SOLD	26%	8/17/99	$8,056,392	10/5/04	$10,000,000	$2,529,819
1315 West Century Drive	SOLD	9%	2/13/98	$10,361,070	12/22/06	$8,325,000	$708,328
20/20 Building	77%	26%	7/2/99	$9,546,210	N/A	N/A	N/A
111 Southchase Blvd.	100%	26%	5/18/99	$5,121,827	N/A	N/A	N/A
WEIGHTED AVERAGE	95%

*	The Acquisition Price does not include the upfront sales charge.
**	This asset was sold after the close of the quarter.

FUND FEATURES

OFFERING DATES	December 1997 – December 1998

PRICE PER UNIT	$10

A/B STRUCTURE	A’s – Cash available for distribution up to 10% Preferred B’s – Net loss until capital account reaches zero + No Operating Distributions

A/B RATIO AT CLOSE OF OFFERING	79% to 21%

AMOUNT RAISED	$16,532,802

Please note that the figures and dates in this fact sheet are subject to change as additional information becomes available related to a variety of factors, such as closing costs, prorations, and other adjustments.

The financial information presented is preliminary and subject to change, pending the filing of the Partnership’s Form 10-K for the period ended December 31, 2006. We do not make any representations or warranties (expressed or implied) about the accuracy of any such statements to the investor’s realized results at the close of the Fund.

Readers of this correspondence should be aware that there are various factors and uncertainties that could cause actual results to differ materially from any forward-looking statements made in this material. Past performance is no guarantee of future results.

Portfolio Overview

Wells Fund XI is in the holding phase of its life cycle. The Fund now owns interests in five assets, having sold the 1315 West Century Drive property in the fourth quarter and the Iomega property after the close of the quarter. At this time our focus involves leasing and marketing efforts that we believe will deliver greater operating performance for our investors.

Each of the two recent sales in the Fund provided an opportunity to avoid substantial re-leasing costs at the assets. The 1315 West Century Drive property had been vacant since April 2005, and leasing interest had been minimal. While the Iomega building was leased through 2009, the tenant was not occupying the facility, and re-leasing the asset following the known vacancy would have involved considerable costs, both in terms of re-leasing costs as well as lost revenue during the downtime.

We also are pleased to report that we have signed two leases at the 20/20 Building with divisions of Blue Cross and Blue Shield of Kansas City, increasing the building’s occupancy to 77%. These leases will begin on February 1, 2007 (21%) and June 1, 2007 (56%), respectively, and both leases expire on October 31, 2012.

The fourth quarter 2006 operating distributions were reserved due to the number of vacancies in the portfolio during the fourth quarter. The General Partners anticipate that operating distributions may continue to be reserved (see “Estimated Annualized Yield” table) or remain low in the near-term due to re-leasing costs and free rent periods associated with the recent leases. Over the next few weeks, the General Partners will evaluate if distributions of the net sale proceeds from the recent sales are appropriate.

We would like to highlight the Cumulative Performance Summary on the back page, which provides a high-level overview of the Fund’s overall performance to date.

Continued on reverse

Property Summary

•

The Alstom Power building was sold on March 15, 2005, following the lease renewal and extension with Alstom Power. Net sale proceeds of $1,023,528 were allocated to Fund XI. These proceeds were included in the November 2005 distribution.

•	The Avaya building in Oklahoma City, Oklahoma, is 100% leased through January 2008.

•	The Cort building was sold in September 2003, and net sale proceeds of $1,315,906 have been allocated to the Fund. These proceeds were distributed to the limited partners in May 2005.

•	47320 Kato Road is located in Fremont, California, in the Silicon Valley region. TCI International leases the entire building through November 2009.

•

The Gartner building, located in Fort Myers, Florida, was sold on April 13, 2005, as part of a larger portfolio sale. The net sale proceeds allocated to the Fund from this sale were $3,241,531. We have used $340,000 of these proceeds for Fund-level operations expenses and re-leasing costs for the 111Southchase and 20/20 properties. The November 2005 distribution included $1,930,746 of these proceeds. The remaining $970,785 is currently being reserved, and the General Partners will be evaluating the next net sale proceeds distribution in the coming weeks.

•

The 360 Interlocken Boulevard property is located in the Broomfield submarket of Denver, Colorado. The majority of this building is leased to Gaiam through May 2008. We have successfully increased the building occupancy to 100%.

•

The Iomega building, located in Ogden, Utah, was sold on January 31, 2007, and net sale proceeds of approximately $412,242 were allocated to the Fund. In the coming weeks, the General Partners will evaluate if a distribution of the proceeds is appropriate.

•

The Johnson Matthey property was sold on October 5, 2004, and $2,529,819 in net sale proceeds has been allocated to Fund XI. Of these proceeds, $984,093 was distributed to the limited partners in May 2005. The remaining proceeds were included in the November 2005 distribution.

•

The 1315 West Century Drive building, located in Louisville, Colorado, was sold on December 22, 2006. Net sale proceeds allocated to the Fund total $708,328. In the coming weeks, the General Partners will evaluate if a distribution of the proceeds is appropriate.

•

The 20/20 Building is located in Kansas City, Kansas. We have signed two leases with divisions of Blue Cross and Blue Shield of Kansas City, which increase the occupancy to 77%. We continue to aggressively market the remaining vacant space for lease.

•

In October 2006, a 60-month lease was signed with Caterpillar, Inc. for the 111 Southchase Boulevard building in Greenville, South Carolina, increasing the occupancy to 100%. This asset is now being marketed for sale.

CUMULATIVE PERFORMANCE SUMMARY(1)
	Par Value	Cumulative Operating Cash Flow Distributed	Cumulative Passive Losses(2)	Cumulative Net Sale Proceeds Distributed	Estimated Unit Value as of 12/31/063)
PER “A” UNIT	$10	$4.84	N/A	$3.26	$4.29
PER “B” UNIT	$10	$0.00	$0.93	$8.11	$3.70

(1)

These per-unit amounts represent estimates of the amounts attributable to the limited partners who have purchased their units directly from the Partnership in its initial public offering of units and have not made any conversion elections from Class A units to Class B units, or vice versa, under the Partnership agreement.

(2)

This estimated per-unit amount is calculated as the sum of the annual per-unit cumulative passive loss allocated to a Pure Class B Unit, reduced for Gain on Sale per unit allocated to a Pure Class B Unit.

(3)	Please refer to the disclosure related to the estimated unit valuations contained in the 1/30/2007 Form 8-K for this partnership.

ESTIMATED ANNUALIZED YIELD*
	Q1	Q2	Q3	Q4	AVG YTD
2006	Reserved	Reserved	Reserved	Reserved	0.00%
2005	2.00%	Reserved	Reserved	Reserved	0.50%
2004	Reserved	6.50%	2.00%	Reserved	2.13%
2003	8.00%	6.50%	8.00%	6.50%	7.25%
2002	9.50%	9.50%	9.50%	9.00%	9.38%
2001	9.75%	9.75%	9.75%	9.75%	9.75%
2000	9.00%	9.25%	9.50%	9.75%	9.38%
1999	6.00%	6.00%	8.00%	8.24%	7.06%
1998	0.00%	0.00%	6.00%	6.00%	3.00%

TAX PASSIVE LOSSES — CLASS “B” PARTNERS
2005	2004	2003	2002	2001	2000
-39.24%**	8.38%	16.75%	10.48%	9.85%	11.13%

*	The calculation is reflective of the $10 offering price, adjusted for NSP paid-to-date to Class “A” unit holders.
**	Negative percentage due to income allocation.

For a more detailed quarterly financial report, please refer to

Fund XI’s most recent 10-Q filing, which can be found

on the Wells Web site at www.wellsref.com.

6200 The Corners Parkway • Norcross, GA 30092-3365 • www.wellsref.com • 800-448-1010

LPFCTPRO4QFACTS07-01 (4271)	© 2007 Wells Real Estate Funds